BY-LAWS

for the regulation, except as
otherwise provided by statute or
the Agreement and Declaration of Trust of

TOUCHSTONE FUNDS GROUP TRUST
a Delaware Statutory Trust

(As Amended and Restated November 19, 2015)


TABLE OF CONTENTS          Page

ARTICLE I	OFFICES	1
Section 1.	PRINCIPAL OFFICE	1
Section 2.	DELAWARE OFFICE	1
Section 3.	OTHER OFFICES	1
ARTICLE II	MEETING OF SHAREHOLDERS	1
Section 1.	PLACE OF MEETINGS	1
Section 2.	CALL OF MEETING	1
Section 3.	NOTICE OF SHAREHOLDERS' MEETING	1
Section 4.	MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE	2
Section 5.	ADJOURNED MEETING; NOTICE	2
Section 6.	VOTING	2
Section 7.	WAIVER OF NOTICE BY CONSENT OF ABSENT  SHAREHOLDERS	3
Section 8.	SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING	3
Section 9.	RECORD DATE FOR SHAREHOLDER NOTICE, VOTING AND GIVING CONSENTS	3
Section 10.	PROXIES	4
Section 11.	INSPECTORS OF ELECTION	4
ARTICLE III	TRUSTEES	5
Section 1.	POWERS	5
Section 2.	NUMBER OF TRUSTEES	5
Section 3.	VACANCIES	5
Section 4.	PLACE OF MEETING AND MEETINGS BY TELEPHONE	5
Section 5.	REGULAR MEETINGS	5
Section 6.	SPECIAL MEETINGS	6
Section 7.	QUORUM	6
Section 8.	WAIVER OF NOTICE	6
Section 9.	ADJOURNMENT	6
Section 10.	NOTICE OF ADJOURNMENT	6
Section 11.	ACTION WITHOUT A MEETING	6
Section 12.	FEES AND COMPENSATION OF TRUSTEES	7
Section 13.	DELEGATION OF POWER TO OTHER TRUSTEES	7
ARTICLE IV	COMMITTEES	7
Section 1.	COMMITTEES OF TRUSTEES	7
Section 2.	MEETINGS AND ACTION OF COMMITTEES	8
ARTICLE V	OFFICERS	8
Section 1.	OFFICERS	8
Section 2.	ELECTION OF OFFICERS	8
Section 3.	SUBORDINATE OFFICERS	8
Section 4.	REMOVAL AND RESIGNATION OF OFFICERS	8
Section 5.	VACANCIES IN OFFICE	9
Section 6.	CHAIRMAN OF THE BOARD	9
Section 7.	PRESIDENT	9
Section 8.	VICE PRESIDENTS	9
Section 9.	SECRETARY	9
Section 10.	TREASURER	10
ARTICLE VI	INDEMNIFICATION OF TRUSTEES OFFICERS EMPLOYEES
AND OTHER AGENTS	10
Section 1.	AGENTS, PROCEEDINGS AND EXPENSES	10
Section 2.	ACTIONS OTHER THAN BY TRUST	10
Section 3.	ACTIONS BY THE TRUST	11
Section 4.	EXCLUSION OF INDEMNIFICATION	11
Section 5.	SUCCESSFUL DEFENSE BY AGENT	11
Section 6.	REQUIRED APPROVAL	11
Section 7.	ADVANCE OF EXPENSES	12
Section 8.	OTHER CONTRACTUAL RIGHTS	12
Section 9.	LIMITATIONS	12
Section 10.	INSURANCE	12
Section 11.	FIDUCIARIES OF EMPLOYEE BENEFIT PLAN	12
ARTICLE VII	RECORDS AND REPORTS	13
Section 1.	MAINTENANCE AND INSPECTION OF SHARE REGISTER	13
Section 2.	MAINTENANCE AND INSPECTION OF BY-LAWS	13
Section 3.	MAINTENANCE AND INSPECTION OF OTHER RECORDS	13
Section 4.	INSPECTION BY TRUSTEES	13
Section 5.	FINANCIAL STATEMENTS	13
ARTICLE VIII	GENERAL MATTERS	14
Section 1.	CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS	14
Section 2.	CONTRACTS AND INSTRUMENTS; HOW EXECUTED	14
Section 3.	CERTIFICATES FOR SHARES	14
Section 4.	LOST CERTIFICATES	14
Section 5.	REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST	15
Section 6.	FISCAL YEAR	15
Section 7.	DERIVATIVE ACTIONS	15
Section 8.	FORUM FOR ADJUDICATION OF DISPUTES	16
ARTICLE IX	AMENDMENTS	16
Section 1.	AMENDMENT BY SHAREHOLDERS	16
Section 2.	AMENDMENT BY TRUSTEES	17
Section 3.	INCORPORATION BY REFERENCE INTO AGREEMENT AND DECLARATION OF
 TRUST OF THE TRUST	17


BY-LAWS

OF THE

TOUCHSTONE FUNDS GROUP TRUST
(a Delaware Statutory Trust)

ARTICLE I

OFFICES
      Section 1.	PRINCIPAL OFFICE.  The Board of Trustees shall
fix and, from time to time, may change the location of the
principal executive office of the Touchstone Funds Group Trust
(the "Trust") at any place within or outside the state of
Delaware.
      Section 2.	DELAWARE OFFICE.  The Board of Trustees shall
establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual resident of the State of
Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the
Trust.
      Section 3.	OTHER OFFICES.  The Board of Trustees may at any
time establish branch or subordinate offices at any place or places where the Trust intends to do business.

ARTICLE II

MEETING OF SHAREHOLDERS
      Section 1.	PLACE OF MEETINGS.  Meetings of shareholders
shall be held at any place designated by the Board of Trustees.
In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the Trust.
      Section 2.	CALL OF MEETING.  A meeting of the shareholders
may be called at any time by the Board of Trustees or by the
Chair of the Board or by the President.
      Section 3.	NOTICE OF SHAREHOLDERS' MEETING.  All notices of
meetings of shareholders shall be sent or otherwise given in accordance with Section 4 of this Article II not less than seven
(7) nor more than seventy-five (75) days before the date of the meeting.  The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted.  The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or
nominees whom at the time of the notice are intended to be
presented for election.
      If action is proposed to be taken at any meeting for
approval of (i) a contract or transaction in which a Trustee has a direct or indirect financial interest, (ii) an amendment of the Trust's Agreement and Declaration of Trust, (iii) a
reorganization of the Trust, or (iv) a voluntary dissolution of the Trust, the notice shall also state the general nature of that proposal.
      Section 4.	MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.
Notice of any meeting of shareholders shall be given either
personally or by first-class mail or telegraphic or other
written communication, charges prepaid, addressed to the
shareholder at the address of the shareholders appearing on the books of the Trust or its transfer agent or given by the
shareholder to the Trust for the purpose of notice.  If no such address appears on the Trust's books or is given, notice shall be deemed to have been given if sent to that shareholder by
first-class mail or telegraphic or other written communication to the Trust's principal executive office, or if published at least once in a newspaper or general circulation in the county where that office is located.  Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written
communication.
      If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to
indicate that the Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or
reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on
written demand of the shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.
      An affidavit of the mailing or other means of giving any
notice of any shareholder's meeting shall be executed by the
Secretary, Assistant Secretary or any transfer agent of the
Trust giving the notice and shall be filed and maintained in the minute book of the Trust.
      Section 5.	ADJOURNED MEETING; NOTICE.  Any shareholder's
meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares
represented at that meeting, either in person or by proxy.
      When any meeting of shareholders is adjourned to another
time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Board of Trustees shall set a new record date.  Notice of any such adjourned meeting shall be
given to each shareholder of record entitled to vote at the
adjourned meeting in accordance with the provisions of Section 3 and 4 of this Article II.  At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.
      Section 6.	VOTING.  The shareholders entitled to vote at any
meeting of shareholders shall be determined in accordance with the provisions of the Agreement and Declaration of Trust of the
Trust, as in effect at such time.  The shareholders' vote may be by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any shareholder before the voting has begun.  On any matter other than elections of Trustees, any shareholder may vote part of the shares in
favor of the proposal and refrain from voting the remaining
shares or vote them against the proposal, but if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to the total shares that the shareholder is entitled to vote on such proposal.
      Section 7.	WAIVER OF NOTICE BY CONSENT OF ABSENT
SHAREHOLDERS.  The transactions of the meeting of shareholders, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and
notice if a quorum be present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes.  The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of shareholders.
      Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any
business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.
      Section 8.	SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A
MEETING.  Any action which may be taken at any meeting of
shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to
authorize or take action at a meeting at which all shares
entitled to vote on that action were present and voted.  All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust's records.  Any shareholder giving a written consent or the shareholder's proxy holder or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders may revoke the consent by a writing received by the Secretary of the Trust
before written consents of the number of shares required to
authorize the proposed action have been filed with the
Secretary.
      If the consents of all shareholders entitled to vote have
not been solicited in writing and if the unanimous written
consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the shareholders without a meeting.  This notice shall be given in the manner specified in Section 4 of this Article II.  In the case of approval of (i) contracts or transactions in which a
Trustee has a direct or indirect financial interest,
(ii) indemnification of agents of the Trust, and (iii) a
reorganization of the Trust, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.
      Section 9.	RECORD DATE FOR SHAREHOLDER NOTICE, VOTING AND
GIVING CONSENTS.  For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to action without a meeting, the Board of Trustees may fix in advance a record date which shall not be more than ninety
(90) days nor less than seven (7) days before the date of any such meeting as provided in the Agreement and Declaration of the
Trust of the Trust.
      If the Board of Trustees does not so fix a record date:
      (a)	The record date for determining shareholders
entitled to notice of or to vote at a meeting of
shareholders shall be at the close of business on the
business day next preceding the day on which notice is
given or if noticed is waived, at the close of business on
the business day next preceding the day on which the
meeting is held.
      (b)	The record date for determining shareholders
entitled to give consent to action in writing without a
meeting, (i) when no prior action by the Board of Trustees
has been taken, shall be the day on which the first written
consent is given, or (ii) when prior action of the Board of
Trustees has been taken, shall be at the close of business
on the day on which the Board of Trustees adopt the
resolution relating to that action or the seventy-fifth day
before the date of such other action, whichever is later.
      Section 10.	PROXIES.  Every person entitled to vote for
Trustees or on any other matter shall have the right to do so either in person or by one or more agents to authorize by a
written proxy signed by the person and filed with the Secretary of the Trust.  A proxy shall be deemed signed if the
shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise)
by the shareholder of the shareholder's attorney-in-fact.  A validly executed proxy which does not state that it is
irrevocable shall continue in full force and effect unless
(i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Trust stating that the proxy is revoked or by a subsequent proxy executed by or attendance at the meeting and voting in person by the person executing that proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted; provided
however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy.
      Section 11.	INSPECTORS OF ELECTION.  Before any meeting of
shareholders, the Board of Trustees may appoint any person other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may and on the request of any shareholder or a shareholder's proxy shall, appoint
inspectors of election at the meeting.  The number of inspectors shall be either one (1) or three (3).  If inspectors are
appointed at a meeting on the request of one or more
shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one
(1) or three (3) inspectors are to be appointed.  If any person appointed as inspector fails to appear or fails or refuses to act, the Chair of the meeting may and on the request of any
shareholder or a shareholder's proxy, shall appoint a person to fill the vacancy.
      These inspectors shall:
      (a)	Determine the number of shares outstanding and
the voting power of each, the shares represented at the
meeting, the existence of a quorum and the authenticity,
validity and effect of proxies;
      (b)	Receive votes, ballots or consents;
      (c)	Hear and determine all challenges and questions
in any way arising in connection with the right to vote;
      (d)	Count and tabulate all votes or consents;
      (e)	Determine when the polls shall close;
      (f)	Determine the result; and
      (g)	Do any other acts that may be proper to conduct
the election or vote with fairness to all shareholders.

ARTICLE III

TRUSTEES
      Section 1.	POWERS.  Subject to the applicable provisions of
the Agreement and Declaration of Trust of the Trust and these
By-Laws relating to action required to be approved by the
shareholders or by the outstanding shares, the business and
affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Board of Trustees.
      Section 2.	NUMBER OF TRUSTEES.  The exact number of Trustees
within the limits specified in the Agreement and Declaration of
Trust of the Trust shall be fixed from time to time by a written instrument signed or a resolution approved at a duly constituted meeting by a majority of the Board of Trustees.
      Section 3.	VACANCIES.  Vacancies in the Board of Trustees
may be filled by a majority of the remaining Trustees, though less than a quorum, or by a sole remaining Trustee, unless the
Board of Trustees calls a meeting of shareholders for the
purposes of electing Trustees.  In the event that at any time less than a majority of the Trustees holding office at that time were so elected by the holders of the outstanding voting
securities of the Trust, the Board of Trustees shall forthwith cause to be held as promptly as possible, and in any event
within sixty (60) days, a meeting of such holders for the
purpose of electing Trustees to fill any existing vacancies in the Board of Trustees, unless such period is extended by order of the United States Securities and Exchange Commission.
      Notwithstanding the above, the selection and nomination of the Trustees who are not interested persons of the Trust (as that term is defined in the Investment Company Act of 1940)
shall be, and is, committed to the discretion of such
disinterested Trustees.
      Section 4.	PLACE OF MEETING AND MEETINGS BY TELEPHONE.  All
meetings of the Board of Trustees may be held at any place that has been designated from time to time by resolution of the
Board.  In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust.
With the exception of meetings at which an Investment Management Agreement, Portfolio Advisory Agreement or any Distribution Plan
adopted pursuant to Rule 12b-1 is approved by the Board, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees
participating in the meeting can hear one another and all such
Trustees shall be deemed to be present in person at the meeting.
      Section 5.	REGULAR MEETINGS.  Regular meetings of the Board
of Trustees shall be held without call at such time as shall from time to time be fixed by the Board of Trustees.  Such
regular meetings may be held without notice.
      Section 6.	SPECIAL MEETINGS.  Special meetings of the Board
of Trustees for any purpose or purposes may be called at any time by the Chair of the Board or the President or any Vice
President or the Secretary or any two (2) Trustees.
      Notice of the time and place of special meetings shall be
delivered personally or by telephone to each Trustee or sent by first-class mail or telegram, charges prepaid, addressed to each
Trustee at that Trustee's address as it is shown on the records of the Trust.  In case the notice is mailed, it shall be
deposited in the United States mail at least seven (7) calendar days before the time of the holding of the meeting.  In case the notice is delivered personally or by telephone or to the
telegraph company or by express mail or similar service, it
shall be given at least forty-eight (48) hours before the time of the holding of the meeting.  Any oral notice given personally or by telephone may be communicated either to the Trustee or to a person at the office of the Trustee whom the person giving the notice has reason to believe will promptly communicate it to the
Trustee.  The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal
executive office of the Trust.
      Section 7.	QUORUM.  A majority of the authorized number of
Trustees shall constitute a quorum for the transaction of
business, except to adjourn as provided in Section 10 of this
Article III.  Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of
Trustees, subject to the provisions of the Trust's Agreement and Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by a
least a majority of the required quorum for that meeting.
      Section 8.	WAIVER OF NOTICE.  Notice of any meeting need not
be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the
meeting, or an approval of the minutes.  The waiver of notice or consent need not specify the purpose of the meeting.  All such waivers, consents, and approvals shall be filed with the records of the Trust or made part of the minutes of the meeting.  Notice of a meeting shall also be deemed given to any Trustee who
attends the meeting without protesting before or at its
commencement the lack of notice to that Trustee.
      Section 9.	ADJOURNMENT.  A majority of the Trustees present,
whether or not constituting a quorum, may adjourn any meeting to another time and place.
      Section 10.	NOTICE OF ADJOURNMENT.  Notice of the time and
place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in
Section 7 of this Article III to the Trustees who were present at the time of the adjournment.
      Section 11.	ACTION WITHOUT A MEETING.  With the exception of
the approval of an investment management agreement, portfolio advisory agreement, or any distribution plan adopted pursuant to
Rule 12b-1, any action required or permitted to be taken by the
Board of Trustees may be taken without a meeting if a majority of the members of the Board of Trustees shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a
majority vote of the Board of Trustees.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Trustees.
      Section 12.	FEES AND COMPENSATION OF TRUSTEES.  Trustees and
members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be
fixed or determined by resolution of the Board of Trustees.
This Section 12 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer,
agent, employee or otherwise and receiving compensation for
those services.
      Section 13.	DELEGATION OF POWER TO OTHER TRUSTEES.  Any
Trustee may, by power of attorney, delegate his or her power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two (2) Trustees personally exercise the powers granted to the Trustees under the Trust's Agreement and Declaration of Trust except as otherwise expressly provided herein or by resolution of the Board of Trustees. Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee pursuant to such power of attorney shall be deemed to be present for purposes of establishing a quorum and satisfying the required majority vote.

ARTICLE IV

COMMITTEES
      Section 1.	COMMITTEES OF TRUSTEES.  The Board of Trustees
may by resolution adopted by a majority of the authorized number of Trustees designate one or more committees, each consisting of one (1) or more Trustees, to serve at the pleasure of the Board.
The Board may designate one or more Trustees as alternate
members of any committee who may replace any absent member at any meeting of the committee.  Any committee to the extent
provided in the resolution of the Board, shall have the
authority of the Board, except with respect to:
      (a)	the approval of any action which under applicable
law also requires shareholders' approval or approval of the
outstanding shares, or requires approval by a majority of
the entire Board or certain members of said Board;
      (b)	the filling of vacancies on the Board of Trustees
for serving on the Board of Trustees or in any committee;
      (c)	the amendment or repeal of the Trust's Agreement
and Declaration of Trust or of the By-Laws or the adoption
of new By-Laws;
      (d)	the amendment or repeal of any resolution of the
Board of Trustees which by its express terms is not so
amendable or repealable;
      (e)	a distribution to the shareholders of the Trust,
except at a rate or in a periodic amount or within a
designated range determined by the Board of Trustees; or
      (f)	the appointment of any other committees of the
Board of Trustees or the members of these committees.
      Section 2.	MEETINGS AND ACTION OF COMMITTEES.  Meetings and
action of committees shall be governed by and held and taken in accordance with the provisions of Article III of these By-Laws, with such changes in context thereof as are necessary to substitute the committee and its members for the Board of Trustees and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Trustees or by resolution of the committee.
Special meetings of committees may also be called by a resolution of the Board of Trustees. Alternate members shall be given notice of meetings of committees and shall have the right to attend all meetings of committees. The Board of Trustees may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws.

ARTICLE V

OFFICERS
      Section 1.	OFFICERS.  The officers of the Trust shall be a
President, Secretary and a Treasurer.  The Trust may also have, at the discretion of the Board of Trustees, a Chairman of the
Board, one or more Vice Presidents, one or more Assistant
Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 this Article V.  Any number of offices may be held by the same person.
      Section 2.	ELECTION OF OFFICERS.  The officers of the Trust,
except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the Board of Trustees, and each shall serve at the pleasure of the Board of Trustees, subject to the rights, if any, of an officer under any contract of employment.
      Section 3.	SUBORDINATE OFFICERS.  The Board of Trustees may
appoint and empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of
Trustees may from time to time determine.
      Section 4.	REMOVAL AND RESIGNATION OF OFFICERS.  Subject to
the rights, if any, of an officer under any contract of
employment, any officer may be removed, either with or without cause, by the Board of Trustees at any regular or special
meeting of the Board of Trustees at any regular or special
meeting of the Board of Trustees or by the principal executive officer or by such other officer upon whom such power of removal may be conferred by the Board of Trustees.
      Any officer may resign at any time by giving written notice to the Trust.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.
      Section 5.	VACANCIES IN OFFICE.  A vacancy in any office
because of death, resignation, removal, disqualification or
other cause shall be filled in the manner prescribed in these
By-Laws for regular appointment to that office.  The President may make temporary appointments to a vacant office pending
action by the Board of Trustees.
      Section 6.	CHAIRMAN OF THE BOARD.  The Chairman of the
Board, if such and officer is elected, shall, if present,
preside at meetings of the Board of Trustees, subject to the control of the Board of Trustees, have general supervision,
direction and control of the business and the Officers of the
Trust and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of
Trustees or prescribed by the By-Laws.  The Chairman of the
Board shall serve as chief executive officer in the chief
executive officer's absence.
      Section 7.	PRESIDENT.  Subject to such supervisory powers,
if any, as may be given by the Board of Trustees to the Chairman of the Board, if there be such an officer, the President shall, subject to the control of the Board of Trustees and the
Chairman, have general supervision, direction and control of the business and the officers of the Trust.  He or she shall preside at all meetings of the shareholders and, in the absence of the
Chairman of the Board or if there be none, at all meetings of the Board of Trustees.  He or she shall have the general powers and duties of management usually vested in the offices of
president, chief executive officer and chief operating officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-Laws.
      Section 8.	VICE PRESIDENTS.  In the absence or disability of
the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Trustees or if not ranked, the
Executive Vice President (who shall be considered first ranked)
and such other Vice Presidents as shall be designated by the
Board of Trustees, shall perform all the duties of the President and, when so acting, shall have all powers of and be subject to all the restrictions upon the President.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the
Board of Trustees or the President or the Chairman of the Board
or by these By-Laws.
      Section 9.	SECRETARY.  The Secretary shall keep or cause to
be kept at the principal executive office of the Trust or such other place as the Board of Trustees may direct a book of
minutes of all meetings and actions of the Trustees, committees of Trustees and shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees' meetings or committee meetings, the number of shares present or
represented at shareholders' meetings, and the proceedings.
      The Secretary shall keep or cause to be kept at the
principal executive office of the Trust or at the office of the
Trust's transfer agent or registrar, a share register or a
duplicate share register showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.
      The Secretary shall give or cause to be given notice of all meetings of the shareholders and of the Board of Trustees required to be given by these By-Laws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees or by these By-Laws.
      Section 10.	TREASURER.  The treasurer shall be the chief
financial officer and chief accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any Trustee.
      The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board of Trustees. The Treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, shall render to the President and Trustees, whenever they request it, an account of all his or her transactions as chief financial officer and of the financial condition of the Trust and shall have other powers and shall perform such other duties as may be prescribed by the Board of Trustees or these By-Laws.

ARTICLE VI

INDEMNIFICATION OF TRUSTEES OFFICERS
EMPLOYEES AND OTHER AGENTS
      Section 1.	AGENTS, PROCEEDINGS AND EXPENSES.  For the
purpose of this Article, "agent" means any person who is or was a Trustee, officer, employee or other agent of this Trust or is or was serving at the request of this Trust as a Trustee,
director, officer, employee or agent of another foreign or
domestic corporation, partnership, joint venture, trust or other enterprise or was a Trustee, director, officer, employee or agent of a foreign or domestic corporation that was predecessor of another enterprise at the request of such predecessor entity; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or
investigative; and "expenses" includes, without limitation,
attorney's fees and any expenses of establishing a right to indemnification under this Article.
      Section 2.	ACTIONS OTHER THAN BY TRUST.  This Trust shall
indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of this Trust) by reason of the fact that such person is or was an agent of this Trust, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, if it is determined that person acted in good faith and reasonably believed: (a) in the case of conduct in his or her official capacity as a Trustee of the Trust, that his or her conduct was in the Trust's best interests and (b), in all other cases, that his or her conduct was at least not opposed to the Trust's best interests and
(c) in the case of a criminal proceeding, that he or she had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person reasonably believed to be in the best interests of this
Trust or that the person had reasonable cause to believe that the person's conduct was unlawful.
      Section 3.	ACTIONS BY THE TRUST.  This Trust shall indemnify
any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of this Trust to procure a judgment in its favor by reason of the fact that that person is or was an agent of this
Trust, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that
action if that person acted in good faith, in a manner that
person believed to be in the best interests of this Trust and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use similar
circumstances.
      Section 4.	EXCLUSION OF INDEMNIFICATION.  Notwithstanding
any provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of wilful misfeasance, bad faith, gross negligence, or the
reckless disregard of the duties involved in the conduct of the agent's office with this Trust.
      No indemnification shall be made under Sections 2 or 3 of
this Article:
      (a)	In respect of any claim, issue or matter as to
which that person shall have been adjudged to be liable on
the basis that personal benefit was improperly received by
him or her, whether or not the benefit resulted from an
action taken in the person's official capacity; or
      (b)	In respect of any claim, issue or matter as to
which that person shall have been adjudged to be liable in
the performance of that person's duty to this Trust, unless
and only to the extent that the court in which that action
was brought shall determine upon application that in view
of all the circumstances of the case, that person was not
liable by reason of the disabling conduct set forth in the
preceding paragraph and is fairly and reasonably entitled
to indemnify for the expenses which the court shall
determine; or
      (c)	Of amounts paid in settling otherwise disposing
of a threatened or pending action, with or without court
approval, or of expenses incurred in defending a threatened
or pending action that is settled or otherwise disposed of
without court approval, unless the required approval set
forth in Section 6 of this Article is obtained.
      Section 5.	SUCCESSFUL DEFENSE BY AGENT.  To the extent that
an agent of this Trust has been successful on the merits in
defense of any proceeding referred to in Sections 2 or 3 of this
Article or in defense of any claim, issue or matter therein, before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses
actually and reasonably incurred by the agent in connection
therewith, provided that the Board of Trustees, including a
majority who are disinterested, non-party Trustees, also
determines that, based upon a review of the facts, the agent was not liable by reason of the disabling conduct referred to in
Section 4 of this Article.
      Section 6.	REQUIRED APPROVAL.  Except as provided in
Section 5 of this Article, any indemnification under this
Article shall be made by this Trust only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article and is not prohibited from indemnification
because of the disabling conduct set forth in Section 4 of this
Article, by:
      (a)	a majority vote of a quorum consisting of
Trustees who are not parties to the proceeding and are not
interested persons of the Trust (as defined in the
Investment Company Act of 1940); or
      (b)	a written opinion by an independent legal
counsel.
      Section 7.	ADVANCE OF EXPENSES.  Expenses incurred in
defending any proceeding may be advanced by this Trust before the final disposition of the proceeding upon (a) receipt of a written affirmation of the Trustee of his or her good faith
belief that he or she has met the standard conduct necessary for indemnification under this Article and a written undertaking by or on behalf of the agent, such undertaking being an unlimited general obligation to repay the amount of the advance if it is ultimately determined that he has not met those requirements, and (b) a determination that the facts then known to those
making the determination would not preclude indemnification
under this Article.  Determinations and authorizations of
payments under this Section must be made in the manner specified in Section 6 of this Article for determining that the
indemnification is permissible.
      Section 8.	OTHER CONTRACTUAL RIGHTS.  Nothing contained in
this Article shall affect any right to indemnification to which persons other than Trustees and officers of this Trust or any subsidiary hereof may be entitled by contract or otherwise.
      Section 9.	LIMITATIONS.  No indemnification or advance shall
be made under this Article, except as provided in Sections 5 or
6 in any circumstances where it appears:
      (a)	that it would be inconsistent with a provision of
the Trust's Agreement and Declaration of Trust, a
resolution of the shareholders of the Trust, or an
agreement in effect at the time of accrual of the alleged
cause of action asserted in the proceeding in which the
expenses were incurred or other amounts were paid which
prohibits or otherwise limits indemnification; or
      (b)	that it would be inconsistent with any condition
expressly imposed by a court in approving a settlement.
      Section 10.	INSURANCE.  Upon and in the event of a
determination by the Board of Trustees of this Trust to purchase such insurance, this Trust shall purchase and maintain insurance on behalf of any agent of this Trust against any liability
asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, but only to this
extent that this Trust would have the power to indemnify the agent against the liability under the provisions of this
Article and the Trust's Agreement and Declaration of Trust.
      Section 11.	FIDUCIARIES OF EMPLOYEE BENEFIT PLAN.  This
Article VI does not apply to any proceeding against any Trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of this Trust as defined in Section 1 of this Article VI.  Nothing contained in this Article VI shall limit any right to indemnification to which such a Trustee,
investment manager, or other fiduciary may be entitled by
contractor, otherwise which shall be enforceable to the extent permitted by applicable law other than this Article VI.

ARTICLE VII

RECORDS AND REPORTS
      Section 1.	MAINTENANCE AND INSPECTION OF SHARE REGISTER.
This Trust shall keep at its principal executive office or at the office of its transfer agent or registrar, if either be
appointed and as determined by resolution of the Board of
Trustees, a record of its shareholders, giving the names and addresses of all shareholders and the number, series and, where applicable, class of shares held by each shareholder.
      Section 2.	MAINTENANCE AND INSPECTION OF BY-LAWS.  The Trust
shall keep at its principal executive office the original or a copy of these By-Laws as amended from time to time, which shall be open to inspection by the shareholders at all reasonable
times during office hours.
      Section 3.	MAINTENANCE AND INSPECTION OF OTHER RECORDS.  The
accounting books and records and minutes of proceedings of the shareholders and the Board of Trustees and any committee or committees of the Board of Trustees shall be kept at such place or places designated by the Board of Trustees or in the absence of such designation, at the principal executive office of the
Trust.  The minutes shall be kept in written form, and the
accounting books and records shall be kept in either written form or in any other form capable of being converted into
written form.  The minutes and accounting books and records
shall be open to inspection upon the written demand of any
shareholder or holder of a voting trust certificate at any
reasonable time during usual business hours of the Trust for a purpose reasonably related to the holder's interests as a
shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.
      Section 4.	INSPECTION BY TRUSTEES.  Every Trustee shall have
the absolute right at any reasonable time to inspect all books, records and documents of every kind as well as the physical
properties of the Trust.  This inspection by a Trustee may be made in person or by an agent or attorney, and the right of
inspection includes the right to copy and make extracts of
documents.
      Section 5.	FINANCIAL STATEMENTS.  A copy of any financial
statements and any income statements of the Trust for each quarterly period of each fiscal year and accompanying balance sheet of the Trust as of the end of each such period that has been prepared by the Trust shall be kept on file in the principal executive office of the Trust for at least twelve (12) months, and each statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.
      The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Trust or the certificate of an authorized officer of the Trust that the financial statements were prepared without audit from the books and records of the Trust.

ARTICLE VIII

GENERAL MATTERS
      Section 1.	CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS.  All
checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such persons as shall be designated from time to time in
accordance with the resolution of the Board of Trustees.
      Section 2.	CONTRACTS AND INSTRUMENTS; HOW EXECUTED.  The
Board of Trustees, except as otherwise provided in these By-
Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or
ratified by the Board of Trustees or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Trust by any contract or engagement, to pledge its credit or to render it liable for any purpose or for any amount.
      Section 3.	CERTIFICATES FOR SHARES.  A certificate or
certificates for shares of beneficial interest in any series of the Trust may be issued to a shareholder upon the shareholder's request when such shares are fully paid.  All certificates shall be signed in the name of the Trust by the Chair of the Board or the President or Vice President and by the Treasurer or an
Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the series of shares owned by the shareholders.  Any or all of the signatures on the
certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Trust with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.  Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.
      Section 4.	LOST CERTIFICATES.  Except as provided in this
Section 4, no new certificate for shares shall be issued to
replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time.  The Board of Trustees may in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the
Board of Trustees may require, including a provision for
indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft or destruction of the
certificate or the issuance of the replacement certificate.
      Section 5.	REPRESENTATION OF SHARES OF OTHER ENTITIES HELD
BY TRUST.  The Chair of the Board, the President, any Vice
President or any other person authorized by resolution of the
Board of Trustees or by any of the foregoing designated
officers, is authorized to vote or represent on behalf of the
Trust any and all shares of any corporation, partnership, trusts or other entities, foreign or domestic, standing in the name of the Trust.  The authority granted may be exercised in person or by a proxy duly executed by such designated person.
      Section 6.	FISCAL YEAR.  The fiscal year of the Trust shall
be fixed and refixed or changed from time to time by resolution of the Trustees.  The fiscal year of the Trust shall be the
taxable year of each Series of the Trust.
      Section 7.	DERIVATIVE ACTIONS.  In addition to the
requirements set forth in Section 3816 of the Delaware Statutory
Trust Act (the "Delaware Act"), a shareholder may bring a
derivative action on behalf of the Trust only if the following conditions are met:
      (a)	The shareholder or shareholders must make a pre-
suit demand upon the Trustees to bring the subject action
unless an effort to cause the Trustees to bring such an
action is not likely to succeed.  For purposes of this
Section 7(a), a demand on the Trustees shall only be deemed
not likely to succeed and therefore excused if a majority
of the Board of Trustees, or a majority of any committee
established to consider the merits of such action, has a
personal financial interest in the transaction at issue,
and a Trustee shall not be deemed interested in a
transaction or otherwise disqualified from ruling on the
merits of a shareholder demand by virtue of the fact that
such Trustee receives remuneration for his service on the
Board of Trustees of the Trust or on the boards of one or
more Trusts that are under common management with or
otherwise affiliated with the Trust;
      (b)	Unless a demand is not required under paragraph
(a) of this Section 7, shareholders eligible to bring such
derivative action under the Delaware Act who hold at least
10% of the outstanding shares of the Trust, or 10% of the
outstanding shares of the Series or class to which such
action relates, shall join in the request for the Trustees
to commence such action; and
      (c)	Unless a demand is not required under paragraph
(a) of this Section 7, the Trustees must be afforded a
reasonable amount of time to consider such shareholder
request and to investigate the basis of such claim.  The
Trustees shall be entitled to retain counsel or other
advisors in considering the merits of the request and shall
require an undertaking by the shareholders making such
request to reimburse the Trust for the expense of any such
advisors in the event that the Trustees determine not to
bring such action.
      For purposes of this Section 7, the Board of Trustees may designate a committee of one Trustee to consider a shareholder demand if necessary to create a committee with a majority of
Trustees who do not have a personal financial interest in the transaction at issue. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the
request and shall require an undertaking by the shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.
      Section 8.	FORUM FOR ADJUDICATION OF DISPUTES.  Unless the
Trust consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Trust, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer or other employee of the Trust to the Trust or the Trust's shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware Act or the Declaration of Trust or these By-Laws, (iv) any action to interpret, apply, enforce or determine the validity of the Declaration of Trust or these By-Laws or (v) any action asserting a claim governed by the internal affairs doctrine shall be the U.S. District Court for the District of Delaware or the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware (each, a "Covered
Action"). Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Trust shall be (a) deemed to have notice of and consented to the provisions of this Section 8, and (b) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Section 8.
      If any Covered Action is filed in a court other than the U.S. District Court for the District of Delaware or the Court of Chancery of the State of Delaware or the Superior Court of the State of Delaware (a "Foreign Action") in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the U.S. District Court for the District of Delaware or the Court of Chancery of the State of Delaware and the Superior Court of the State of Delaware in connection with any action brought in any such courts to enforce the first paragraph of this Section 8 (an "Enforcement Action") and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder's counsel in the Foreign Action as agent for such shareholder.
      If any provision or provisions of this Section 8 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Section 8 (including, without limitation, each portion of any sentence of this
Section 8 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

ARTICLE IX

AMENDMENTS
      Section 1.	AMENDMENT BY SHAREHOLDERS.  These By-Laws may be
amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote, except as otherwise provided by applicable law or by the Trust's
Agreement and Declaration of Trust or these By-Laws.
      Section 2.	AMENDMENT BY TRUSTEES.  Subject to the right of
shareholders as provided in Section 1 of this Article IX to
adopt, amend or repeal By-Laws, and except as otherwise provided by applicable law or by the Trust's Agreement and Declaration of
Trust, these By-Laws may be adopted, amended or repealed by the
Board of Trustees.
      Section 3.	INCORPORATION BY REFERENCE INTO AGREEMENT AND
DECLARATION OF TRUST OF THE TRUST. These By-Laws and any amendments thereto shall be incorporated by reference to the Trust's Agreement and Declaration of Trust.
      Section 4.

TABLE OF CONTENTS
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